EMPLOYMENT AGREEMENT


         LEONARD'S METAL, INC., a Missouri corporation (the "Corporation"), and LAWRENCE J. LEGRAND ("Employee") hereby agree as follows:

         1. Employment. The Corporation hereby employs Employee, and Employee accepts employment from the Corporation, upon the terms and conditions hereinafter set forth. Any and all employment agreements heretofore entered into between the Corporation and Employee are hereby terminated and cancelled, and each of the parties hereto mutually releases and discharges the other from any and all obligations and liabilities heretofore or now existing under or by virtue of any such employment agreements, it being the intention of the parties hereto that this Agreement, effective immediately, shall supersede and be in lieu of any and all prior employment agreements between them.

         2. Term of Employment. The initial term of Employee's employment under this Agreement shall commence on April 19, 1998 and shall continue through December 31, 2002; provided, however, that this Agreement shall be automatically extended for additional terms of one year each unless not later than August 31 of any year beginning in 2002, either party has given written notice to the other party of its or his intention not to extend the term of this Agreement; and provided, further, that the term of employment may be terminated upon the earlier occurrence of any of the following events:

                  (a)  Upon  the   termination  of  the  business  or  corporate
         existence of the Corporation;

                  (b)      Upon the death of the Employee;

                  (c) At the Corporation's option if Employee shall suffer a permanent disability; (For purpose of this Agreement "permanent disability" shall be defined as Employee's inability, through physical or mental illness or other cause, to perform the essential functions of Employee's usual duties, with or without a reasonable accommodation that would not cause an undue hardship to the Corporation, for a period of 12 months or more. The Corporation's option in this regard shall be exercised in writing and mailed or delivered to Employee or Employee's personal representative, and shall be effective on the date of mailing or delivery of the option as exercised.) or

                  (d) At the Corporation's option upon ten (10) days written notice to Employee in the event of any breach or default by Employee of any of the terms of this Agreement or of any of Employee's duties or obligations hereunder, or in the event the Corporation determines that Employee is not performing the duties required of him hereunder to the satisfaction of the Corporation.

Upon termination of employment for any reason Employee shall be entitled to receive only the Base Salary (as that term is hereinafter defined) accrued but unpaid as of the date of termination and shall not be entitled to additional compensation except as expressly provided in this Agreement.

         3.       Compensation.

                  (A) During the term of this Agreement the Corporation shall compensate Employee for Employee's services rendered hereunder by paying to Employee a salary (the "Base Salary") at an annual rate of two Hundred Twenty-Five Thousand Dollars ($225,000.00) payable in equal monthly installments of Eighteen Thousand Seven Hundred Fifty dollars ($18,750.00) for the period May 1, 1998 through December 31, 1998 and during each of the calendar years 1999, 2000, 2001 and 2002.

                  (B) With respect to each complete fiscal year of the Corporation during which (i) the Employee is employed under the terms of this Agreement as of the last day of such fiscal year, and (ii) the Corporation's "Annual Net Income" (as that term is hereinafter defined) is more than Five Million Dollars ($5,000,000.00), the Corporation shall pay to the Employee, in addition to the Base Salary, an annual "Performance Bonus". The amount of the annual Performance Bonus (if any) shall be equal to the following: (i) Three Percent (3%) of the Corporation's Annual Net Income that is between Five Million Dollars ($5,000,000.00) and Nine Million Dollars ($9,000,000.00), inclusive; plus (ii) One Percent (1%) of the Corporation's Annual Net Income that is between Nine Million Dollars ($9,000,000.00) and Twelve Million Dollars ($12,000,000.00), inclusive. In the event the Corporation's Annual Net Income for any given fiscal year is Five Million Dollars ($5,000,000.00) or less, the Employee shall not be entitled to a Performance Bonus with respect to such fiscal year. With respect to the period beginning May 1, 1998 and ending December 31, 1998, the Corporation shall pay the Employee an amount equal to Sixty-Six and 7/10 Percent (66.7%) of the Performance Bonus (if any) to which the Employee would have been entitled if the Employee had been employed by the Corporation for the entire fiscal year ending December 31, 1998.

For purposes of the calculation of the Performance Bonus, the Corporation's "Annual Net Income" means the consolidated net profit of the Corporation and its subsidiaries, for a given fiscal year, as determined by the firm of independent certified public accountants providing auditing services to the Corporation, using generally accepted accounting principles consistently applied, and calculated without regard to (a) any bonuses paid to the Corporation's Chairman of the Board, President and any Vice-President; (b) federal and state income tax; and (c) any income or loss attributable to any other corporation or entity (including the assets of a corporation or entity that constitute an operating business) acquired by or merged into the Corporation subsequent to the effective date of this Agreement. If during the term of this Agreement outstanding debt of the Corporation is repaid through the proceeds of the sale of the Corporation's stock by the Corporation, the interest that otherwise would have been payable on such repaid debt shall be deemed to have been paid by the Corporation for purposes of calculating the Corporation's "Annual Net Income", as if such repayment of debt had not occurred.

         The Corporation shall pay to Employee any Performance Bonus due the Employee hereunder not later than fifteen (15) days after the receipt by the Corporation of its annual audited financial statements, which the Corporation expects to receive within ninety (90) days after the end of each fiscal year of the Corporation.

                  (C) In addition to the Base salary and Performance Bonus (if any) Employee shall be entitled to receive such bonus compensation as the Board of Directors of the Corporation may authorize from time to time.

         4.       Duties of Employee.

                  (A) Employee shall serve as Vice President and Chief Operating Officer of the Corporation or in such other positions as may be determined by the Board of Directors of the Corporation, and Employee shall perform such duties on behalf of the Corporation and its subsidiaries by such means and in such manner as may be specified from time to time by the officers or Board of Directors of the Corporation.

                  (B) Employee agrees to abide by and conform to all rules established by the Corporation applicable to its employees.

                  (C) Employee acknowledges that he is being employed as a full-time employee, and Employee agrees to devote so much of Employee's entire time, attention and energies to the business of the Corporation as is necessary for the successful operation of the Corporation and shall endeavor at all times to improve the business of the Corporation.

         5. Expenses. During the period of Employee's employment, except as otherwise specifically provided in this Agreement, the Corporation will pay directly, or reimburse Employee for, all items of reasonable and necessary business expenses approved in advance by the Corporation if such expenses are incurred by Employee in the interest of the business of the Corporation. The Corporation shall also reimburse Employee for automobile expenses incurred by Employee in the performance of Employee's duties hereunder. The amount of such reimbursement shall be in accordance with the automobile expense reimbursement policy adopted (and as it may be modified from time to time) by the Corporation's Board of Directors. All such expenses paid by Employee will be reimbursed by the Corporation upon presentation by Employee, from time to time (but not less than quarterly), of an itemized account of such expenditures in accordance with the Corporation's policy for verifying such expenditures.

         6.       Fringe Benefits.

                  (A) Employee shall be entitled to participate in any health, accident and life insurance program and other benefits which have been or may be established by the Corporation for other employees of the Corporation performing duties similar to those of Employee.

                  (B) Employee shall be entitled to an annual vacation without loss of compensation for such period as may be determined by the Board of Directors of the Corporation.

                  (C) The Corporation shall furnish to the Employee during the term of his employment an automobile comparable to the automobiles furnished by the Corporation to other executives performing duties similar to those performed by Employee, to aid the Employee in the performance of his duties.

         7.  Covenants of Employee.

                  (A) During the term of Employee's employment with the Corporation and for all time thereafter Employee covenants and agrees that Employee will not in any manner directly or indirectly, except as required in Employee's duties to the Corporation, disclose or divulge to any person, entity, firm or company whatsoever, or use for Employee's own benefit or the benefit of any other person, entity, firm or company, directly or indirectly, any knowledge, devices, information, techniques, customer lists, business plans or other data belonging to the Corporation or developed by Employee on behalf of the Corporation during his employment with the Corporation, without regard to whether all of the foregoing matters will be deemed confidential, material or important, the parties hereto stipulating, as between them, that the same are important, material, confidential and the property of the Corporation, that disclosure of the same to or use of the same by third parties would greatly affect the effective and successful conduct of the business of the Corporation and the goodwill of the Corporation, and that any breach of the terms of this subparagraph (A) shall be a material breach of this Agreement.

                  (B) During the term of Employee's employment with the Corporation and for a period of two (2) years (the "Covenant Term") after cessation for whatever reason of such employment (except as hereinafter provided in subparagraph (C) of this paragraph 7), Employee covenants and agrees that Employee will not in any manner directly or indirectly:

                         (i) solicit, divert, take away or interfere with any of the customers (or their respective affiliates or successors) of the Corporation;

                         (ii) engage directly or indirectly, either personally or as an employee, partner, associate partner, officer, manager, agent, advisor, consultant or otherwise, or by means of any corporate or other entity or device, in any business which is competitive with the business of the Corporation. For purposes of this covenant a business will be deemed competitive if it is conducted in whole or in part within any geographic area wherein the Corporation is engaged in marketing its products, and if it involves the manufacture of component parts for commercial aircraft or any other business which is in any manner competitive, as of the date of cessation of Employee's employment, with any business then being conducted by the Corporation or as to which the Corporation has then formulated definitive plans to enter;

                         (iii) induce any salesman, distributor, supplier, manufacturer, representative, agent, jobber or other person transacting business with the Corporation to terminate their relationship with the Corporation, or to represent, distribute or sell products in competition with products of the Corporation; or

                         (iv) induce or cause any employee of the Corporation to leave the employ of the Corporation.

                  (C) The parties agree that the Covenant Term provided for in the preceding subparagraph (B) shall be:

                         (i) reduced to six (6) months in the event all of the operating assets or all of the common stock of the Corporation is sold to any entity or individuals unaffiliated with the Corporation, its successors or assigns; or

                         (ii) eliminated if the business currently operated by the Corporation is terminated and the assets of the Corporation are liquidated.

                  (D) All the covenants of Employee contained in this paragraph 7 shall be construed as agreements independent of any other provision of this Agreement, and the existence of any claim or cause of action against the Corporation, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Corporation of these covenants.

                  (E) It is the intention of the parties to restrict the activities of Employee under this paragraph 7 only to the extent necessary for the protection of legitimate business interests of the Corporation, and the parties specifically covenant and agree that should any of the provisions set forth therein, under any set of circumstances not now foreseen by the parties, be deemed too broad for such purpose, said provisions will nevertheless be valid and enforceable to the extent necessary for such protection.

         8. Documents. Upon cessation of Employee's employment with the Corporation, for whatever reason, all documents, records (including without limitation, customer records), notebooks, invoices, statements or correspondence, including copies thereof, relating to the business of the Corporation then in Employee's possession, whether prepared by Employee or others, will be delivered to and left with the Corporation, and Employee agrees not to retain copies of the foregoing documents without the written consent of the Corporation.

         9. Remedies. In the event of the breach by Employee of any of the terms of this Agreement, notwithstanding anything to the contrary contained in this Agreement, the Corporation may terminate the employment of Employee by written notice thereof to Employee and with payment of the Base Salary to Employee only to the date of such termination. It is further agreed that any breach or evasion of any of the terms of this Agreement by Employee will result in immediate and irreparable injury to the Corporation and will authorize recourse to injunction and/or specific performance as well as to other legal or equitable remedies to which the Corporation may be entitled. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy and each and every remedy given hereunder or now or hereafter existing at law or in equity by statute or otherwise. The election of any one or more remedies by the Corporation shall not constitute a waiver of the right to pursue other available remedies. In the event it becomes necessary for the Corporation to institute a suit at law or in equity for the purpose of enforcing any of the provisions of this Agreement, the Corporation shall be entitled to recover from Employee the Corporation's reasonable attorneys' fees plus court costs and expenses.

         10. Severability. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any court of competent jurisdiction, this Agreement, subject to subparagraph 7(E) hereof, shall continue in full force and effect and shall be interpreted as if such invalid agreements or covenants were not contained herein.

         11. Waiver or Modification. No waiver or modification of this Agreement or of any covenant, condition or limitation herein shall be valid unless in writing and duly executed by the party to be charged therewith, and no evidence of any waiver or modification shall be offered or received in evidence in any proceeding, arbitration or litigation between the parties hereto arising out of or affecting this Agreement, or the rights or obligations of the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid, and the parties further agree that the provisions of this Paragraph may not be waived except as herein set forth. Failure of the Corporation to exercise or otherwise act with respect to any of its rights hereunder in the event of a breach of any of the terms or conditions hereof by Employee shall not be construed as a waiver of such breach nor prevent the Corporation from thereafter enforcing strict compliance with any and all of the terms and conditions hereof.

         12. Assignability. The services to be performed by Employee hereunder are personal in nature and, therefore, Employee shall not assign Employee's rights or delegate Employee's obligations under this Agreement, and any attempted or purported assignment or delegation not herein permitted shall be null and void.

         13. Successors. Subject to the provisions of paragraph 12, this Agreement shall be binding upon and shall inure to the benefit of the Corporation and Employee and their respective heirs, executors, administrators, legal administrators, successors and assigns.

         14. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered personally or mailed by certified or registered mail, return receipt requested, if to the Corporation, to:

                  Ronald S. Saks, President
                  Leonard's Metal, Inc.
                  P.O. Box 678
                  St. Charles, MO  63302-0678

and, if to Employee, to:

                  Mr. Lawrence J. LeGrand
                  908 Claymark Drive
                  St. Louis, MO 63131

or to such other address as may be specified by either of the parties in the manner provided under this paragraph 14.

         15. Construction. This Agreement shall be deemed for all purposes to have been made in the State of Missouri and shall be - governed by and construed in accordance with the laws of the State of Missouri, notwithstanding either the place of execution hereof, nor the performance of any acts in connection herewith or hereunder in any other jurisdiction.

         16. Venue. The parties hereto agree that any suit filed arising out of or in connection with this Agreement shall be brought only in the Federal Court for the Eastern District of Missouri, unless said Court shall lack jurisdiction, in which case such action shall be brought only in the circuit Court in the County of St. Louis, Missouri.

         The parties have executed this Agreement as of January 1, 1998.


                                           LEONARD'S METAL, INC.

                                                    ("Corporation")

                                           By:   /s/ Ronald S. Saks
                                              ---------------------------------
                                               Ronald S. Saks, President

                                                 /s/ Lawrence J. LeGrand
                                              ---------------------------------
                                               Lawrence J. LeGrand

                                                    ("Employee")